JPMorgan Trust I

Certificate of trust dated November 12, 2004. Incorporated
herein by reference to the Registrant's Registration
Statement as filed           with the Securities and
Exchange Commission on February 18, 2005           (
(Accession Number 0001047469-05-004230).

Declaration of Trust dated November 5, 2004.
Incorporated herein by reference to the Registrant's
Registration Statement as filed with the Securities and Exchange Commission on February 18, 2005
(Accession Number 0001047469-05-004230).

Amendment No. 1 dated February 15, 2005 to the
Declaration of Trust dated November 5, 2004.
Incorporated herein by reference to the
Registrant's Registration Statement as filed with
the Securities           and Exchange Commission on
February 18, 2005 (Accession Number           0001047469-05-004230).


Amended Schedule B dated May, 2005 to the
Declaration of Trust. Incorporated herein by reference to the Registrant's Registration
Statement as filed with the Securities and Exchange Commission on May 17, 2005 (Accession
Number 0001047469-05-015040).


By-Laws dated November 5, 2004. Incorporated herein by reference to the Registrant's
Registration Statement as filed with the Securities and Exchange Commission on
February 18, 2005 (Accession
Number 0001047469-05-004230).